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                                                                    EXHIBIT 5.01

                       [LETTERHEAD OF FRANK S. HARITON]


                                         August 25, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Vitafort International Corporation - Registration Statement on Form S-8
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Gentlemen:

     I have been requested by Vitafort International Corporation, a Delaware corporation (the "Company"), to furnish you with my opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 555,600 shares (the "Shares") of the Company's common stock, offered on behalf of the Company in connection with: (A) a Consulting Agreement between the Registrant and each of (i) Jerry Astor; (ii) Paul Cowen; (iii) Linda Dellavechia; (iv) Mark Dodge;
(v) Michael Donahue; (vi) Frank J. Hariton; (vii) Julia Holbert; (viii) Robert Luke; (ix) Wayne Mansfield; (x) Michael Markow; (xi) Erwin Maser; (xii) Richard Schuster; (xiii) Allan I. Zackler; and (xiv) Michael Zweig; and (B) an Option Agreement between the Registrant and Michael Markow (each a "Plan" and collectively the "Plans").

     In connection with this opinion, I have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws (each as amended to date), the Plans, copies of the records of corporate proceedings of the Company, and such other documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Opinions" in the Registration Statement and in the prospectus included in the Registration Statement. I confirm that, as of the date hereof, I own the number of shares and derivative securities of the Company set forth in the Registration Statement under the heading "Interests of Named Experts and Counsel.

                                         Very truly yours,
                                         /s/ Frank J. Hariton
                                         Frank J. Hariton